EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Ashley Capital Management, Inc. as General Partner of Atlas Futures Fund, LP, certify that (i) the Form 10-K for the year ended December 31, 2007 of Atlas Futures Fund, LP fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Atlas Futures Fund, LP.


ATLAS FUTURES FUND, LP
By:	Ashley Capital Management, Inc., General Partner


By:	/s/ Michael Pacult
	Michael Pacult
	Chief Executive Officer &
	Chief Financial Officer


Date:	March 31, 2008

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